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                                                                     EXHIBIT 4.1

                          AMENDMENT TO RIGHTS AGREEMENT

         THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of May 27, 1999, is between ARKANSAS BEST CORPORATION, a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (the "Rights Agent"), at the direction of the Company.

         WHEREAS, the Company and the Rights Agent, entered into a Rights Agreement dated as of April 23, 1992 (the "Rights Agreement");

         WHEREAS, Section 26 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company;

         WHEREAS, pursuant to a resolution duly adopted on May 6, 1999, the Board of Directors of the Company has duly adopted and authorized the amendment of the Rights Agreement so that the Rights Agreement will, among other things, no longer require certain action to be taken by "continuing directors";

         WHEREAS, the Board of Directors of the Company resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in connection with the original adoption of the Rights Agreement;

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1. AMENDMENT OF SECTION 1.

         a. Section 1(a) of the Rights Agreement is amended by deleting the phrase "Kelso Best Partners, L.P.," in the second sentence of said section.

         b. Section 1(d) of the Rights Agreement is hereby amended in its entirety to read as follows:

                  "(d) "Board Approval" means that an action or the resolution authorizing an action has been approved by a majority of the members of the Board of Directors of the Company."

         c. Section 1(h) of the Rights Agreement is hereby amended in its entirety to read as follows:

                  "(h)     [intentionally left blank]."

All references in the Rights Agreement to "Continuing Directors" are deleted mutatis mutandis.

         d. Paragraph (ii) of Section 1(cc) is amended by deleting the phrase "Kelso Best Partners, L.P.,"


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         e. Paragraph (iii) of Section 1(cc) is amended in its entirety to read as follows:

                  "(iii) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries which is not effected with the concurrence of a majority of the Board of Directors, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person or any of its Affiliates or Associates) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of any class of outstanding Voting Stock of the Company or any of its Subsidiaries which is beneficially owned by any Acquiring Person and its Affiliates and Associates."

2. AMENDMENT OF SECTION 23(c).

         Section 23(c) of the Rights Agreement is amended by deleting the phrase "and Continuing Directors" in the second sentence of said section.

3. AMENDMENT OF SECTION 25.

         Section 25 of the Rights Agreement is amended to change the address of the Company to 3801 Old Greenwood Road, Fort Smith, Arkansas 72903.

4. EFFECTIVENESS.

         This Amendment to the Rights Agreement shall be effective as of the date of this Amendment, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

5. CERTIFICATION.

         The undersigned officer of the Company certifies by execution hereof that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

6. MISCELLANEOUS.

         This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                  ARKANSAS BEST CORPORATION


                                  By:     /s/ RICHARD F. COOPER
                                        ----------------------------------------
                                  Name:   Richard F. Cooper
                                  Title:  Vice President, General Counsel and
                                          Secretary


                                  HARRIS TRUST AND SAVINGS BANK, as Rights Agent


                                  By:       /s/ DEBORAH J. HOKINSON
                                        ----------------------------------------
                                  Name:     Deborah J. Hokinson
                                        ----------------------------------------
                                  Title:    Trust Officer
                                        ----------------------------------------



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